UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. MAIN STREET P. O. BOX 663 MARCUS, IOWA		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

          On July 29, 2009, Soy Energy, LLC, an Iowa limited liability company (the “Registrant”) entered into an Asset Purchase Agreement with Freedom Fuels, LLC, an Iowa limited liability company and debtor in possession (“Freedom Fuels”) pursuant to which the Registrant will acquire substantially all of Freedom Fuels’ assets and thereafter operate Freedom Fuels’ biodiesel production facility in exchange for $9,000,000 in cash, an assignment agreement assigning to Freedom Fuels all of the Registrant’s right, title and interest in the debtor in possession loans (described below) and an assignment agreement assigning to Freedom Fuels all of the Registrant’s right, title and interest in the dividend cash flow note (described below) (the “Transaction”). The agreement provides that the Registrant shall not assume or be liable for any liabilities of Freedom Fuels.

          The Registrant and Freedom Fuels have made customary representations, warranties and covenants in the Asset Purchase Agreement. Among other conditions, the closing of the Transaction contemplated by the Asset Purchase Agreement is conditioned upon the receipt of certain regulatory approvals. Freedom Fuels has filed a voluntary bankruptcy petition under Chapter 11 of Title 11 of the United State Code and closing of the Transaction is conditioned upon approval and confirmation from the Bankruptcy Court of the plan of reorganization for Freedom Fuels, which will include the Transaction. In addition the Registrant anticipates obtaining the approval of the Transaction by its unitholders prior to closing on the Asset Purchase Agreement.

          The Registrant anticipates it will, prior to closing on the Transaction: obtain a binding commitment from a design-builder to install equipment and implement processes necessary to process and refine alternative feedstocks, including crude corn oil and obtain a loan for the same (estimated at $7,000,000); obtain a $10 million USDA loan guarantee; obtain a $4 million small business loan; and procure 7,500,000 gallons of corn oil suitable for processing into biodiesel.

          The Registrant and Freedom Fuels anticipate the Transaction will close no later than December 31, 2009, and either party may elect to terminate the Asset Purchase Agreement after that date, or either party may extend the Asset Purchase Agreement for an additional 90 days, or such longer time as the parties may mutually agree.

Unit Purchase Agreement

          On July 29, 2009 the Registrant entered into a Unit Purchase Agreement with New Equity, LLC, an Iowa limited liability company (the “UPA”) pursuant to which the Registrant will issue 8,254 membership units of the Registrant to New Equity, which will represent a 20% ownership interest in the Registrant after the issuance.

          New Equity is anticipated to be designated as the Freedom Fuels Debtor In Possession Lender in the plan of reorganization of Freedom Fuels to be filed with the Bankruptcy Court. New Equity and Freedom Fuels have entered into a loan agreement and promissory note for New Equity to make advances to Freedom Fuels up to $1,000,000 (the “Debtor In Possession Loan”). Pursuant to this loan agreement, New Equity will pay to BANKFIRST, Freedom Fuels’ senior lender, cash in an amount equal to $1,000,000, less all advances actually made to Freedom Fuels by New Equity.

          As consideration for the units issued under the UPA, New Equity will: assign to the Registrant all of New Equity’s interest in the Debtor In Possession Loan; and provide the Registrant with a promissory note for $2,000,000 (the “Dividend Cash Flow Note”). The Debtor In Possession Loan and the Dividend Cash Flow Note will be assigned to Freedom Fuels as a part of the Asset Purchase Agreement. The UPA anticipates the units will be issued through a private placement and the Registrant will prepare an offering document to be presented to New Equity no less than two weeks prior to closing on the UPA. Closing on the UPA is conditioned upon New Equity’s review of the offering document.

          The Registrant and New Equity have made customary representations, warranties and covenants in the UPA. The closing of the UPA is conditioned upon the Registrant obtaining its members’ approval of amendments to its Operating Agreement to provide for New Equity to appoint four directors to the Registrant’s board of directors, subject to certain conditions and limitations. The closing of the UPA is also conditioned upon closing of the Asset Purchase Agreement and if the closing on the UPA has not occurred by March 15, 2010, either party may terminate the UPA.

Additional Information about the Asset Purchase Agreement and Unit Purchase Agreement Transactions

          The Registrant will be soliciting proxies from its members in connection with the transactions discussed above. The Registrant, its directors and officers may be deemed to be to participants in this solicitation. You can find the number of units of the Registrant held by each of its directors and officers in the Registrant’s Amended Annual Report on Form 10-K, which was filed with the SEC on February 27, 2009. This document, along with the rest of the Registrant’s reports filed under the Securities Exchange Act of 1934, can be found on the SEC’s website at www.sec.gov. The Registrant will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day it first sends forms of proxies to its members in connection with this proxy solicitation. THE REGISTRANT ENCOURAGES YOU TO READ THIS PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. All of the documents on the SEC’s website are available to you at no charge. In addition, the Registrant maintains an internet website at www.soyenergyllc.com, which contains a link to its SEC filings. If you wish to receive a paper copy of the proxy statement when it becomes available, or any of our other reports filed under the Securities Exchange Act of 1934, please contact the Registrant at (712) 376-2081 and we will provide you with paper copies of such documents at no cost to you.

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events

On August 3, 2009, the Registrant posted its August 2009 newsletter on its website and sent the newsletter to its unit holders. The newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description

99.1	Newsletter for Soy Energy, LLC dated August 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

August 3, 2009	/s/ Charles Sand
Date	Charles Sand, President